CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 29, 2023, relating to the financial statements and financial highlights of ERShares Entrepreneurs ETF and ERShares NextGen Entrepreneurs ETF, each a series of EnterpreneurShares Series Trust, for the year ended June 30, 2023 and to the references to our firm under the headings “Other Service Providers” and “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania October 27, 2023

C O H E N   &  C O M P A N Y , L T D .

800.229.1099 | 866.818.4538 fax | cohencpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 29, 2023, relating to the financial statements and financial highlights of ERShares Global Entrepreneurs and ERShares US Small Cap, each a series of EnterpreneurShares Series Trust, for the year ended June 30, 2023, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania October 27, 2023

C O H E N   &  C O M P A N Y , L T D .

800.229.1099 | 866.818.4538 fax | cohencpa.com